Exhibit 99.1

(1)         The shares of common stock, par value $0.001 (“Common Stock”) of Sprouts Farmers Market, Inc. (the “Issuer”) reported as beneficially owned include (i) 32,360,391 shares of Common Stock held of record by AP Sprouts Holdings, LLC (“Sprouts LLC”), (ii) 29,410,344 shares of Common Stock held of record by AP Sprouts Holdings (Overseas), L.P. (“Sprouts Overseas”), (iii) 623,947 shares of Common Stock held of record by AP Sprouts Incentive, LLC (“Sprouts Incentive”), (iv) 1,433,061 shares of Common Stock held of record by AP Sprouts Coinvest, LLC (“Sprouts Coinvest”), and (v) 1,390,026 shares of Common Stock held of record by AP Sprouts Management, LLC (“Sprouts Management,” together with Sprouts LLC, Sprouts Overseas, Sprouts Incentive and Sprouts Coinvest, the “Apollo Funds”).

AP Sprouts Holdings (Overseas) GP, LLC (“Sprouts Overseas GP”) is the general partner of Sprouts Overseas.  Apollo Investment Fund VI, L.P. (“AIF VI”) is the sole member of Sprouts LLC.  Apollo Advisors VI, L.P. (“Advisors VI”) is the general partner of AIF VI.  Apollo Capital Management VI, LLC (“ACM VI”) is the general partner of Advisors VI, and Apollo Principal Holdings I, L.P. (“Principal I”) is the sole member and manager of ACM VI.  Apollo Principal Holdings I GP, LLC (“Principal I GP”) is the general partner of Principal I.

Apollo Management VI, L.P. (“Management VI”) is the manager of Sprouts LLC, Sprouts Overseas GP, Sprouts Incentive, Sprouts Coinvest, Sprouts Management and AIF VI.  AIF VI Management, LLC (“AIF VI LLC”) is the general partner of Management VI.  Apollo Management, L.P. (“Apollo Management”) is the sole member-manager of AIF VI LLC, and Apollo Management GP, LLC (“Apollo Management GP”) is the general partner of Apollo Management.  Apollo Management Holdings, L.P. (“Management Holdings”) is the sole member and manager of Apollo Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) is the general partner of Management Holdings.  Leon Black, Joshua Harris and Marc Rowan are the managers of Principal I GP, and the managers, as well as executive officers, of Management Holdings GP.  Each of the Apollo Funds disclaims beneficial ownership of the shares of Common Stock held of record by any of the other Apollo Funds, and each of Sprouts Overseas GP, AIF VI, Advisors VI, ACM VI, Principal I, Principal I GP, Management VI, AIF VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP (collectively, the “Apollo Entities”), and Messrs. Black, Harris and Rowan, disclaim beneficial ownership of the shares of Common Stock held of record by the Apollo Funds or beneficially owned by any of the Apollo Entities, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of Sprouts LLC, Sprouts Overseas, Sprouts Incentive, Sprouts Coinvest, Sprouts Management, Sprouts Overseas GP, AIF VI, Advisors VI, ACM VI, Principal I and Principal I GP is One Manhattanville Road, Suite 201, Purchase, New York 10577.  The address of each of Management VI, AIF VI LLC, Apollo Management, Apollo Management GP, Management Holdings and Management Holdings GP, and Messrs. Black, Harris and Rowan, is 9 West 57th Street, 43rd Floor, New York, New York 10019.